EXHIBIT 99(b)

ANNUAL SERVICER'S CERTIFICATE

HSBC FINANCE CORPORATION, successor by merger to

Household Finance Corporation ("HSBC Finance")

HOUSEHOLD FUNDING, INC. III

SAKS CREDIT CARD MASTER TRUST

_______________________________________________

I, Steven H. Smith, Servicing Officer of HSBC Finance (the "Successor Servicer"), DO HEREBY CERTIFY, in accordance with the Master Pooling and Servicing Agreement dated as of August 21, 1997 (as amended and supplemented) between Saks Credit Corporation, as Transferor, the Successor Servicer, and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as Trustee, (the "Agreement") that:

1. Capitalized terms used but not defined in this Annual Servicer's Certificate have their respective meanings set forth in the Agreement.

2. As of the date hereof, HSBC Finance is the Successor Servicer under the Agreement

3. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Annual Servicer's Certificate to the Trustee.

4. This Annual Servicer's Certificate is delivered pursuant to Section 3.5 of the Agreement.

5. A review of the activities of the Successor Servicer from January 1 through December 31, 2004 and of its performance under the Agreement has been made under my supervision.

6. Based on such review, to the best of my knowledge, the Successor Servicer has fully performed all its obligations under the Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Successor Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

7. The following is a description of each Successor Servicer Default under the provisions of the Agreement known to me to have been made during the year ended December 31, 2004 which sets forth in detail (i) the nature of each such Successor Servicer Default, (ii) the action taken by the Successor Servicer, if any, to remedy each such Successor Servicer Default and (iii) the current status of each such Successor Servicer Default:

NONE

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2005.

HSBC Finance Corporation, as Successor Servicer

/s/ Steven H. Smith _________________

Steven H. Smith

Servicing Officer